UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 28, 2014

Arden Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-9904	95-3163136
(Commission File Number)	(IRS Employer Identification No.)

2020 S. Central Avenue
Compton, California	90220
(Address of Principal Executive Offices)	(Zip Code)

(310) 638-2842

(Registrant’s Telephone Number, Including Area Code)

No Change

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

As previously disclosed, on December 20, 2013, Arden Group, Inc. (the “Registrant” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GRCY Holdings, Inc. (“Parent”) and GRCY Acquisition, Inc. (“Merger Sub”) providing for the merger, upon the terms and subject to the conditions set forth in the Merger Agreement, of Merger Sub with and into Registrant with Registrant continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). Subject to the terms and conditions of the Merger Agreement, the merger consideration will consist of cash in an amount of $126.50 per share of Registrant’s Class A Common Stock, par value $0.25 per share, without interest. A portion of the merger consideration is expected to be financed through a term loan (the “Debt Financing”). For more information about the Merger and the Merger Agreement, please see our Current Report on Form 8-K, filed December 27, 2013.

In connection with the proposed Debt Financing, Registrant intends to make a presentation to lenders and prospective lenders (the “Lender Presentation”). A copy of certain of the materials to be used in the Lender Presentation, attached as Exhibit 99.1 to this Current Report on Form 8-K, is being furnished hereby to the Securities and Exchange Commission (“SEC”).

The information contained in the attached Exhibit 99.1 constitutes only a portion of the presentation materials being utilized in the Lender Presentation and is summary information that should be considered in the context of the Registrant’s filings with the SEC and other public announcements that Registrant may make by press release or otherwise from time to time. Such information speaks as of the date of this Current Report. While Registrant may elect to update the attached materials in the future to reflect events and circumstances occurring or existing after the date of this Current Report, Registrant specifically disclaims any obligation to do so, except as may be required by law.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in Exhibit 99.1 attached hereto is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall any of such information be deemed incorporated by reference in filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing. The information set forth in this Item 7.01 of this Current Report on Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed an admission as to the materiality of any of such information or that the dissemination of any of such information is required by Regulation FD.

Forward-Looking Statements:

Certain information in the presentation materials attached hereto as Exhibit 99.1 are “forward-looking statements” and contain unaudited financial information and data that are subject to adjustments. These statements are based on the Company’s opinions, expectations, beliefs, plans, objectives, assumptions and projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning current and future events and actual events may differ materially from historical results or current expectations.

Any such forward-looking statements relating to the Merger are subject to various risks and uncertainties, including uncertainties as to the timing of the Merger, the possibility that various closing conditions for the Merger may not be satisfied or waived and the possibility that Parent and Merger Sub will be unable to obtain sufficient funds to close the Merger.

Any such forward-looking statements relating to our business are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending, labor costs or our ability to compete with other supermarkets, the parties’ ability to consummate the proposed transaction on the contemplated timeline, availability of suitable store locations at appropriate terms and other factors which are set forth in the Company’s most recent Form 10-K filed with the SEC on March 11, 2013 and in all filings with the SEC made by the Company subsequent to the filing of that Form 10-K.

The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise. Although the Company bases these forward-looking statements on assumptions that it believes are reasonable when made, the Company cautions you that forward-looking statements are not guarantees of future performance and that the Company’s actual results of operations, financial condition and liquidity, and the development of the industry in which the Company operates may differ materially from those made in or suggested by the forward-looking statements contained in this Form 8-K and Exhibit 99.1 attached hereto. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1      Selected Financial Information Provided to Prospective Debt Financing Sources

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARDEN GROUP, INC.
(Registrant)

Date: January 28, 2014	By:	/s/ LAURA J. NEUMANN
	Name:	Laura J. Neumann
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Selected Financial Information Provided to Prospective Debt Financing Sources